Exhibit 3-a

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             SBC COMMUNICATIONS INC.

         SBC COMMUNICATIONS INC., a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
         1.  The name of the corporation is SBC Communications Inc., and the name under which the corporation was originally incorporated was Southwestern Bell Corporation.  The date of filing of its original Certificate of Incorporation with the Secretary of State was October 5, 1983.
         2.  This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.
         3.  The text of the Restated Certificate of Incorporation as amended or supplemented heretofore is hereby restated and without further amendments or changes to read as herein set forth in full:

                                   ARTICLE ONE

         The name of the corporation is SBC Communications Inc.

                                   ARTICLE TWO

         The address of the registered office of the corporation in the State of Delaware is 1209
Orange Street, Wilmington, Delaware 19801, County of New Castle.  The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                                  ARTICLE THREE

         The purpose of the corporation is to engage in any business, lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The corporation shall have perpetual existence.

                                  ARTICLE FIVE

         The aggregate number of shares which the corporation is authorized to issue is 7,010,000,000 shares, consisting of 7,000,000,000 common shares having a par value of $1 per share and
10,000,000 preferred shares having a par value of $1 per share.

         The preferred shares may be issued from time to time in one or more series.  The Board of
Directors is authorized to establish by resolution the number of preferred shares in each series, the designation thereof, the powers, preferences, and rights and the qualifications, limitations or restrictions of each series and the variations, if any, as between each series.

         No holder of any class or series of shares shall have any preemptive right to purchase any additional issue of shares of the corporation of any class or series or any security convertible into any class or series of shares.

                                   ARTICLE SIX

         The business and affairs of the corporation shall be under direction of a Board of Directors.
The number of directors, their terms and the manner of their election shall be fixed by the Bylaws of the corporation.  The directors need not be elected by written ballot unless required by the Bylaws of the corporation.

         No director of this corporation shall be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability 1) for any breach of the director's duty of loyalty to the corporation or its stockholders; 2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; 3) under Section
174 of the Delaware General Corporation Law; or 4) for any transaction from which a director derived an improper benefit.

                                  ARTICLE SEVEN

         The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the corporation, except that any Bylaw of the corporation providing for the maximum number of
Directors that may serve on the Board of Directors, or providing for a classified Board of Directors with staggered terms of office or requiring the approval by the shareholders or the Board of Directors of any business combinations may only be amended or repealed by a two-thirds majority vote of the total number of shares of stock of the corporation then outstanding and entitled to vote.

                                  ARTICLE EIGHT

         Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the corporation, no action which is required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken by written consent without a meeting, except where such consent is signed by stockholders representing at least two-thirds of the total number of shares of stock of the corporation then outstanding and entitled to vote thereon.

                                  ARTICLE NINE

         The corporation reserves the right to amend and repeal any provision contained in this
Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware.  All rights herein conferred are granted subject to this reservation.

         4.  This Restated Certificate of Incorporation was duly adopted by the Board of Directors on
June 30, 2000, in accordance with Section 245 of the General Corporation Law of the State of
Delaware.

         IN WITNESS WHEREOF, said SBC Communications Inc. has caused this Restated
Certificate of Incorporation to be signed by Edward E. Whitacre, Jr., its Chairman of the Board of
Directors, President and Chief Executive Officer, and attested by Judith M. Sahm, its Secretary, this
30th day of June, 2000.
                                                     SBC COMMUNICATIONS INC.

(seal)                                             /s/ Edward E. Whitacre, Jr.
                                                     Edward E. Whitacre, Jr.
                                                     Chairman of the Board, President
                                                     and Chief Executive Officer

Attest:/s/ Judith M. Sahm
          Judith M. Sahm
          Secretary